                          LICENSE AGREEMENT NUMBER PCC960096

This agreement and its attachments, which are hereby incorporated by this reference, ("Agreement") is entered into by and between PC411, Inc. ("PC411"), and International Business Machines Corporation ("IBM") and is made effective as of March 11, 1996. Now therefore, in consideration of the mutual provisions contained herein, PC411 and IBM (the "Parties") agree to the following terms and conditions.

1.0 PURPOSE
The purpose of this Agreement is to set forth the terms and conditions pursuant to which PC411 shall license the "Program."

2.0 DEFINITIONS
The singular and plural uses of the capitalized terms listed below will have the following meanings in this Agreement.

2.1 "PROGRAM" shall mean PC411's Program described in Attachment 1, "Program Description" that includes (a) statements or instructions that are in the form of machine readable programming code that is executable by a computer without intervening steps such as compilation or assembly and that are intended to bring about a certain result in the operation of a computer ("Program Object Code"),
(b) all supporting documentation ("Documentation"), including but not limited to all end user documents and materials that will assist IBM in the use of the Program, (c) translated national language versions of the Program as described in Attachment 1, (d) any additional work, compatibility or other requirements described in Attachment 1, and (e) all "Corrections" and "Enhancements."

2.2 "ENHANCEMENTS" shall mean changes or additions to the Program that improve function, add new function, or improve performance, including all translated national language versions of the Program that are not addressed in Attachment 1 and all new releases to the Program, except for "Corrections."

2.3 "ERROR" shall mean any patent or latent (a) mistake, problem or defect that causes an incorrect functioning or non-functioning of the Program, (b) incorrect or incomplete statement or diagram in Documentation that may cause an incorrect functioning or non-functioning of the Program, (c) compatibility problems, or
(d) other mistake, problem or defect that causes the Program to not completely perform in the manner intended.

2.4 "CORRECTIONS" shall mean any modification or revision, other than Enhancements, to the Program that correct Errors.

2.5 "REGISTERED CUSTOMER" shall mean all IBM system unit end users who subscribe to PC411's online service via the Program preinstalled by IBM and remains registered with the service for ninety (90) days without cancellation.


3.0 TERM
The term of this Agreement ("Term") shall be from March 1, 1996 to June 1, 1998, unless terminated sooner as set forth herein.

4.0 GRANT OF RIGHTS AND LICENSES
For the sole purpose of pre-loading, marketing and servicing the Program on the hard drives of IBM Aptiva personal computers, PC411 grants to IBM, IBM subsidiaries, its and their successors, a worldwide, irrevocable, nonexclusive, royalty free, fully-paid-up right and license:

    (a) to use, execute, preload, reproduce, copy, distribute copies of (internally or externally), display and perform all, or any portion of the Program, and such rights and licenses shall include all rights and licenses in and to pictorial, graphic or audio/visual works, including icons, screens, music, sound and characters, created as a result of execution of the Program whether such pictorial, graphic or audio/visual works are created by use of the Program or with other programming or through other means;
    (b) under any trade secret, patent application or patent owned or licensable by PC411 to make, have made, use, have used, lease, sell or otherwise transfer each Program either alone or in combination with equipment or software or both;
    (c) to use, in connection with the marketing of Program, the Program name(s), trade names and trademark(s) used by PC411 to identify the Program, including any portions thereof;
    (d) to sublicense the Program to end users in connection with the distribution and preloading of the Program on IBM Aptiva personal computers under PC411's standard licensing agreement which is contained in the Program; and

    (e) to authorize others to do any of the foregoing for the purposes of enabling IBM to exercise the rights and licenses hereunder.

The above grant of rights and licenses includes the right and license to distribute the Program in CD-ROM format either alone or with IBM or third party programs included on the same CD.

Notwithstanding any other provisions of this Agreement, PC411 shall have no right to use the trademarks, trade names, or product names of IBM or its subsidiaries directly or indirectly in connection with any product, promotion or publication without the prior written approval of IBM. It is understood and agreed by IBM that PC411 will issue a press release disclosing the existence of this Agreement. PC411 is required to obtain IBM's approval of any such press release, which approval shall not be unreasonable withheld. However, in no event shall such review by IBM hold IBM responsible for the contents for any such press release.


5.0 PC411'S RESPONSIBILITIES AND DELIVERABLES

5.1 PROGRAM DELIVERABLES. PC411 shall deliver to IBM three (3) complete sets of the Program in the following formats that are ready for mass reproduction:

    (a)  Program Object Code in 3.5" golden diskette media by March 1, 1996;
         and
    (b) Documentation in soft copy (ASCII format) and hard copy (camera ready format) by March 1, 1996.

IBM shall have the right to review each complete set of the Program, however, such review shall be at IBM's sole discretion, and any reviews by IBM shall not be construed to make IBM responsible for the contents of the Program, and PC411 shall remain solely responsible for such contents.

5.2 COMPATIBILITY. The Program is compatible with personal computers employing a minimum configuration of Intel 486 and Pentium series microprocessors and Hayes compatible 14.4 and 28.8 baud modems running Windows 95, Windows 3.1 and Windows NT. PC411 agrees to comply with all testing requirements to ensure such compatibility and PC411 shall perform all Corrections and Enhancements and all other things necessary to ensure such compatibility in a timely manner. IBM agrees that if the IBM preloads the Program on Aptiva personal computers that the Program has been sufficiently tested and is compatible with IBM system units, peripherals and operating systems required by this section 5.2.

5.3 SUPPORT. During the Term and for a period of one (1) year after expiration or termination, PC411 shall provide to IBM (a) Corrections with all requirements set forth in subsection 5.1 as soon as the Corrections are available and in accordance with the "time is of the essence" parameters set forth below in this subsection, but in no event later than the general availability of such Corrections, and (b) PC411's normal complete service support of the Program that it makes available to its other customers, and shall also provide the following minimum service support:

(1) support IBM on all end user telephone calls regarding the Program;
(2) support IBM regarding the determination of whether there is or is not an Error in the Program; and
(3) isolate all Errors in the Program, and promptly provide Corrections to IBM in accordance with the "time is of the essence" parameters set forth below:

    (a) for Errors that result in an emergency condition that causes critical impact to an IBM schedule or that makes performance or continued performance of any feature or function impossible or unpractical ("Severity Level 1 Error" or "SL1 Error"), PC411 shall use best efforts to provide Corrections within 24 hours of the earlier of PC411 discovering the SL1 Error or being informed of the SL1 Error by IBM, IBM subsidiaries or its or their distributors or end users.
    (b) for Errors that significantly affects an IBM schedule or which makes the performance or continued performance of any feature or function difficult that cannot be circumvented or avoided on a temporary basis by the end user ("Severity Level 2 Error" or "SL2 Error"), PC411 shall use best efforts to provide Corrections within 5 calendar days ("Days") of the earlier of PC411 discovering the SL2 Error or being informed of the SL2 Error by IBM, IBM subsidiaries, or its or their distributors or end users.
    (c) for Errors that are not critical in that performance can be continued without difficulty or loss of data by easy circumvention or avoidance by the end user ("Severity Level 3 Error or "SL3 Error"), PC411 shall use best efforts to provide Corrections within 15 Days of the earlier of PC411 discovering the SL3 Error or being informed of the SL3 Error by IBM, IBM subsidiaries, or its or their distributors or end users.

    (d) for Errors that are minor which can be easily avoided or circumvented by the end user ("Severity Level 4 Error" or "SL4 Error"), PC411 shall use best efforts to provide corrections within 45 Days of the earlier of PC411 discovering the SL4 Error or being informed of the SL4 Error by IBM, IBM subsidiaries, or its or their distributors or end users.

In addition to the foregoing, PC411 shall provide to IBM's end users free of charge, upon request by such end users, Corrections either electronically, via regular mail, or by other means in order to correct any SL1 or SL2 Errors.

5.4 ENHANCEMENTS. If PC411 develops Enhancements to the Program, PC411 shall provide said Enhancements to IBM with all requirements set forth in subsection
5.1 as soon as they are available, but before its general availability.

5.5 TRAINING. PC411 shall provide a one (1) Day training session to IBM, IBM subsidiaries and distributors at a location and date to be identified by IBM in support of the Program and each updated version thereof. Said training shall include but not be limited to instructions on the features, installation, use and/or marketing of the Program.

5.6 SCHEDULES. PC411 shall use best efforts to meet all schedules set forth herein and as may otherwise be mutually agreed upon in writing between the Parties. If PC411 is unable to meet such schedules, and IBM requests at its sole discretion, PC411 shall develop alternative Documentation, at its own expense, designed to be included with IBM products to offer a fulfillment mechanism to enable the end user to obtain the Program at a later date from PC411 at no cost to the end user or to IBM.

5.7 PAYMENT TERMS. All payments set forth in Attachment 1 shall be made to IBM within thirty (30) Days after each calendar quarter for the amounts due IBM in such calendar quarter. Payment shall be accompanied by a statement of accounts report summarizing the basis for the payment to IBM. If payment is not made to IBM within ten (10) Days after notice of non-payment is given, it will constitute a material breach of PC411's obligation under this Agreement.

5.8 RECORDS. PC411 shall maintain complete and accurate records in accordance with generally accepted methods of accounting for all transactions which are the subject of this Agreement for one (1) year after the last payment is due as described in Attachment 1. IBM (or an accounting organization retained by IBM) shall have access to such records, upon reasonable notice for purposes of audit during normal business hours, for so long as such records are required to be maintained. If IBM determines that additional payment is due, IBM will issue an invoice for such additional amount with supporting documentation. PC411 agrees to pay such invoice within thirty (30) Days. If a dispute arises over fees due IBM, IBM and PC411 agree to work in good faith toward a mutually agreeable resolution of the dispute.

5.9 REMITTANCE. All royalty payments from PC411 to IBM shall be made to the following addresses:

    FOR WIRE TRANSFER:                      FOR CHECKS:

    Wachovia Bank and Trust                 IBM Corporation
    Winston Salem, North Carolina           Mailroom Recorder
    c/o IBM Corporation                     P.O.  Box  12195
    RTP, NC 30301-2150                      Department 737/Bldg.  205
    Account #: 6262-059283                  RTP, NC  27709
    ABA #: 0531-00494                       Attn: Cash Receipts Desk

    Prior to any wire transfer payment, PC411 shall provide notification of impending wire transfer by telefax to:

    Cash Receipts Desk

    IBM Corporation
    Raleigh, North Carolina
    FAX #:    (919) 543-8206

    All remittance statements shall be mailed to the following address:

    Ms.  Kim Morgan
    Technology Licensing FA
    Internal Zip AFM/201
    IBM Corporation
    3039 Cornwallis Road
    Research Triangle Park, NC 27709

    IBM may update any of the aforesaid addresses by written notice to the PC411 contract coordinator.


6.0 WARRANTIES
PC411 represents and warrants that at all times:

    (a) the Program shall (1) conform to all specifications and requirements set forth in this Agreement, (2) conform to all PC411 published specifications and marketing materials for the Program, (3) be free of all material Errors, and (4) operate in accordance with IBM's intended use of the Program in or with IBM's products, including but not limited to system units, peripherals and operating systems;
    (b) PC411 is the owner of the Program with, or has all sufficient rights to grant the rights and licenses granted in this Agreement, and that the Program, either alone or in any combination, does not infringe any patent, copyright, mask work right, trademark, trade secret or other intellectual property or similar rights, and that PC411 is solely responsible for any fees or for any other payments to any third party due to IBM's exercise of its rights and licenses;
    (c) PC411 has obtained a written agreement not to assert any moral rights from any person or entity having moral rights with respect to the Program, and that PC411 shall not assert any moral rights that PC411 or PC411 employees may have in the Program;
    (d) PC411 has entered into agreements with its employees, contractors, licensees or other applicable third parties, as necessary for it to comply with all of its obligations under this Agreement;
    (e) PC411 has no obligation or restriction, nor will it assume any such obligation or restriction, that would in any way interfere or be inconsistent with or present a conflict of interest concerning its performance under this Agreement;
    (f) PC411 and the Program comply with all governmental laws, statutes, ordinances, administrative orders, rules or regulations that apply to such Program and to PC411's activity hereunder, including but not limited to all health, safety and environmental statutes, laws, regulations and ordinances;
    (g) the Program and any supporting deliverables do not contain any harmful code (including but not limited to viruses, worms or other self-replicating or self-propagating programming) that can damage, interfere with or otherwise adversely affect computers, programs or files without the consent or intent of the computer user, and that PC411 shall enforce procedures to prevent any such harmful code from being incorporated into the Program and shall promptly notify IBM of any knowledge or suspicion of PC411 of any incorporation of such harmful code into the Program.


7.0 INDEMNIFICATION
PC411 agrees to protect, defend, hold harmless and indemnify IBM, IBM subsidiaries and its and their successors, (collectively referred to as "IBM" for this section 7.0) from and against any and all claims, damages, actions, liabilities, losses, costs and expenses resulting from any third party claims, including actual or alleged:

    (a) infringement by the Program, either alone or in any combination, of any patent, copyright, mask work right, trademark, trade name, trade secret, or other intellectual property or similar rights;
    (b) unlawful or unfair trade practices or competition attributable to PC411;
    (c) violation by PC411, or the Program provided by PC411, of any administrative order, rule or regulation of any country where the Program is distributed;
    (d) damage to any property, personal injury, death, or any other damage or loss by whomever suffered, resulting or claimed to result in whole or in part from any actual or alleged defect in the Program, whether latent or patent, including actual or alleged improper construction or design of the Program or the failure of the Program to comply with the specifications or with any express or implied warranties of PC411, if any; or
    (e) breach of any of PC411's representations or warranties under this Agreement.

PC411 shall pay all damages, expenses, costs, including but not limited to reasonable attorneys' fees resulting from all such claims or proceedings regardless of who the claims are filed against, provided that such payment shall be contingent on: (i) notice by IBM to PC411 in writing of such claim to enable PC411 to defend or mitigate the same, provided claims are against IBM; (ii) cooperation by IBM with PC411 in the defense thereof, of which PC411 shall have control at PC411's expense; and (iii) IBM's obtaining PC411's prior written approval of any settlement by IBM of such matters (which approval shall not be unreasonably withheld). Notwithstanding the above, IBM shall have the right, but not the obligation, at its sole discretion, to participate in any such defense at its own expense.


8.0 LIMITATION OF LIABILITY
IBM SHALL NOT BE LIABLE TO PC411 FOR LOST PROFITS, OR CONSEQUENTIAL, INCIDENTAL, OR PUNITIVE DAMAGES EVEN IF ADVISED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.


9.0 TERMINATION
Either party may terminate this Agreement without liability, for material breach by the other party or in the event that the other party becomes insolvent, files or has filed against it a petition in bankruptcy or undergoes a reorganization pursuant to a petition in bankruptcy. Such termination shall become effective thirty (30) Days after receipt of written termination notice, unless the party receiving such notice remedies the cause cited in such notice within such thirty
(30) Day period.

IBM may terminate this Agreement, without liability, for convenience, at any time, by providing PC411 written termination notice, and such notice shall be effective immediately upon PC411's receipt of such notice, unless the notice provides for a longer period.

Upon such termination for convenience, all fees shall immediately become fully paid up.


10.0 GENERAL

10.1 CONFIDENTIAL INFORMATION. Neither party has an obligation of confidentiality for information exchanged under this Agreement. Should the Parties desire to exchange confidential information, it shall be addressed under a separately signed written agreement for exchange of confidential information.

10.2 PUBLIC DISCLOSURE. Both parties agree not to disclose the terms of this Agreement without the express written consent of the other party, except as may be required by law or government rule or regulation, or to establish its rights under this Agreement; provided, however that if either party seeks to disclose such information for any reason, then the disclosing party shall limit the disclosure to the extent required, shall allow the other party to review the information to be disclosed prior to such disclosure, and shall apply, where available, for confidentiality, protective orders, and the like. Such review by the reviewing party shall not he construed to make the reviewing party responsible for the contents of the disclosure and the disclosing party shall remain solely responsible for such contents.

10.3 FREEDOM OF ACTION. Nothing in this Agreement shall be construed as: (1) prohibiting or restricting either party or their subsidiaries from independently developing, having developed independently, acquiring, licensing, distributing or marketing products, services and other materials which are competitive in any form with the Program, (2) guaranteeing that either party or their subsidiaries shall announce, or otherwise offer for sale or lease, any product or service, including but not limited to the Program; or (3) affecting either party's pricing of products or services, including but not limited to the Program. Nothing in this Agreement obligates IBM, IBM subsidiaries or distributors to announce or market the Program or products that include the Program in any quantity or in any particular manner of resale. Resale or marketing activities may be commenced or discontinued at the sole discretion of IBM, without notice to PC411. Each party is free to enter into similar agreements with other parties.

10.4 RELATIONSHIP OF THE PARTIES. Each party is acting solely as an independent company. This Agreement shall not be construed to establish any form of partnership, agency, franchise or joint venture of any kind between PC411 and IBM, nor to constitute either party as the agent, employee, legal representative or any other form of representative of the other. This Agreement shall not be construed to provide for any sharing of profits or losses between the Parties. Each party acknowledges that it has not relied on any promises, inducements, representations or other statements made by the other party regarding the commercial viability, profitability or success in the market place of any Programs or services, and that each party's decision to enter into this Agreement is made independently from the other party.

10.5 GOVERNING LAW AND NO JURY TRIAL. This Agreement shall be governed by, and the legal relations between the Parties hereto shall be determined in accordance with, the substantive laws of the State of New York, without regard to the conflict of laws principles of such State, as if this Agreement was executed in and fully performed within the State of New York. Each party hereby waives any right to a trial by jury in any dispute arising under or in connection with this Agreement, and agrees that any dispute hereunder shall be tried by a judge without a jury.

10.6 ASSIGNMENT. No right, interest, privilege or obligation of this Agreement shall be assigned or delegated by PC411 or IBM without the other's prior written permission which shall not be unreasonably withheld. Any act in derogation of the foregoing will be null and void.

10.7 COMMUNICATIONS AND NOTICE. All communications between the Parties under this Agreement shall be carried out through or under the supervision of the following contract coordinators:

For IBM:                                      For PC411:
Bert A.  Goodman, Internal Zip ENEA/002-3     Christopher C.  Hansen
International Business Machines Corporation   PC411, Inc.
3039 Cornwallis Drive, Research Triangle Park 9800 La Cienega Blvd.  Suite 411
North Carolina  27709                         Inglewood, CA 90301-4440
Phone: (919) 543-5869                         Phone: (310) 645-1114
FAX: (919) 543-4253                           FAX: (310) 645-1112

Any legal notice shall be deemed received (a) two (2) Days after mailing if sent by certified mail, return receipt requested or (b) on the date confirmation is received if sent by facsimile transmittal.

Each party may change the aforesaid contract or addresses at any time by written notice to the other party's contract coordinator.

10.8 HEADINGS NOT BINDING. Headings used in this Agreement are for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of this Agreement.

10.9 ORDER OF PRECEDENCE. In the event of an inconsistency, the order of precedence shall be: (a) this Agreement, and then (b) any applicable confidential agreement that may cover the subject matter of this Agreement. Any terms contained in any invoices, acknowledgments, shipping instructions or other forms issued under or in connection with this Agreement that are inconsistent with, different from or additional to the terms of this Agreement shall be void and of no effect.

10.10 SURVIVAL. The rights and obligations in this Agreement of sections and subsections 4.0, 5.3, 6.0, 7.0, 8.0, 9.0 and 10.0 shall survive and continue after termination or expiration of this Agreement and shall remain in full force and effect, and shall bind the Parties and their legal representatives, successors, heirs and assigns.

10.11 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions shall not be affected or impaired.

10.12 AMENDMENT/WAIVER. No amendment, modification or waiver of any provision of this Agreement shall be effective, unless it is set forth in writing which refers to the provisions so affected and is signed by an authorized representative of each party. No failure or delay by either party in exercising any right, power or remedy will operate as a waiver of any such right, power or remedy.

10.13 ENTIRE AGREEMENT. The provisions of this Agreement, including Attachment 1 that has been expressly incorporated herein by reference, constitute the entire Agreement between the Parties and supersede all prior intentions, proposals, understandings, communications and agreements, oral or written, relating to the subject matter of this Agreement. This Agreement will not be binding upon the Parties until it as been signed by each party's authorized representative.

10.14 COUNTERPARTS. This Agreement may be signed by each party's respective duly authorized representative in one or more counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one single agreement between the Parties hereto. Any signed copy of this Agreement hereunder made by reliable means (e.g. photocopy or facsimile) is considered an original.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed by their respective duly authorized representatives.

ACCEPTED AND AGREED TO:                ACCEPTED AND AGREED TO:

INTERNATIONAL BUSINESS
MACHINES CORPORATION                   PC411, INC.


---------------------------   -------- ---------------------------   --------
Authorized Signature         Date      Authorized Signature          Date



ERIC STOLLER                           CHRISTOPHER C. HANSEN
------------                           ---------------------

MANAGER, DEVELOPMENT AND LICENSING CONTRACTS     PRESIDENT
--------------------------------------------     ---------
Title                                            Title

                                     ATTACHMENT 1
                                 PROGRAM DESCRIPTION


I.  THE PROGRAM SHALL INCLUDE BUT NOT BE LIMITED TO THE FOLLOWING:


1. All code related to PC411's "PC411 for Windows Release 1.2" product including but not limited to the following key files:

    -    PC411.EXE
    -    PC411.HLP
    -    PC411.INI
    -    WIDGETS.DLL

2.  The above code includes the following key features and functions:

    -    modem access to the PC411 database of telephone directories
    -    telephone list management functions such as editing and sorting
    -    import, export and printing functions
    -    ten (10) free searches for IBM Aptiva customers

3. All end user documentation related to PC411's "PC411 for Windows Release l.2" product including but not limited to the following:

    -    Online help in the PC411.HLP file

4. The Program shall be available in the following languages in accordance with the schedule listed below. Each Program update shall include the following languages.

         LANGUAGE                 RELEASE DATE
         --------                 ------------
         English (U.S.A.)         NOW

The Program looks up business and residential telephone book listings (including addresses and telephone numbers) published in the English (U.S.A) language. Since it is not possible to translate proper names into foreign languages, foreign language versions are therefore not practical.

5.  All Corrections and Enhancements.

         PC411.INI file that is pre-configured for the Aptiva line of computers.

6.  The following changes shall be included in the Program:

         N/A


II. FEE. PC411 will pay IBM a "Distribution Fee" and a "Bonus Fee" for each Registered Customer obtained from a copy of the Product pre-loaded onto IBM Aptiva personal computers. The Distribution Fee due IBM is $3.00 per Registered Customer.

If the number of Registered Customers is equal to or greater than 100,000 by June 15, 1997, then PC411 shall pay IBM an additional fee ("Bonus Fee") of $3.00 per all such Registered Customers existing at the time as well as for each new Registered Customer for the remainder of the Term of the Agreement.

    Example:  Registered Customers as of 6/15/97            105,000
              Registration Fee   l05,000  X  $3.00         $315,000
              Bonus Fee   l05,000  X  $3.00                $315,000

              Total Fee                                    $630,000

If the number of Registered Customers is equal to or greater than 50,000 but less than 100,000 by June 15, 1997, then PC411 shall pay IBM a Bonus Fee of $2.00 per all such Registered Customers existing at the time as well as for each new Registered Customer for the remainder of the Term of the Agreement.

    Example:  Registered Customers as of 6/15/97             55,000
              Registration Fee   55,000  X  $3.00          $165,000
              Bonus Fee   55,000  X  $2.00                 $110,000

              Total Fee                                    $275,000


If the number of Registered Customers is less than 50,000 by June 15, 1997, then no additional fees are owed.


PC411 shall commence the payment of the Distribution Fees and Bonus Fees at such time as there are 1,000 Registered Customers. PC411 will pay the Distribution Fee and Bonus Fee within thirty (30) Days of the end of each calendar quarter in accordance with Section 5.0.